UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2018

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2018, a bankruptcy remote wholly owned subsidiary (“SPV”) of Liberty Broadband Corporation (the “Company”) entered into Amendment No. 1 to Margin Loan Agreement (the “Amendment”) to SPV’s margin loan agreement, dated as of August 31, 2017 (the “Margin Loan Agreement”), with Wilmington Trust, National Association, as the successor administrative agent (in such capacity, the “Administrative Agent”), BNP Paribas, Dublin Branch, as the successor calculation agent (in such capacity, the “Calculation Agent”), and the lenders party thereto.  The Margin Loan Agreement provides for a multi-draw term loan credit facility (the “Margin Loan Facility”) in an aggregate principal amount of up to $1.0 billion.  SPV’s obligations under the Margin Loan Facility are secured by first priority liens on the shares of Charter Communications, Inc. owned by SPV.

The Amendment amends the Margin Loan Agreement to, among other things, reflect the change in administrative agent and calculation agent from Bank of America, N.A. to the Administrative Agent and the Calculation Agent, respectively, extend the maturity date for the Margin Loan Agreement to August 24, 2020 and extend the availability of the delayed draw loans to August 27, 2019.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2018

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President